UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

1-10606
(Commission file number)

Delaware	77-0148231
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

2655 Seeley Avenue, Building 5	95134
San Jose, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On December 30, 2004, Cadence Design Systems, Inc. (“Cadence”) entered into an Employment Agreement (the “Employment Agreement”), effective as of January 1, 2005, with William Porter, Senior Vice President and Chief Financial Officer of Cadence. The Employment Agreement provides for Mr. Porter’s employment as Chief Financial Officer at a base salary of $400,000 per year, and for Mr. Porter to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000. These amounts remain unchanged from Mr. Porter’s current base salary and annual target bonus, but these amounts will be reviewed by the Board of Directors of Cadence (the “Board”) or the Compensation Committee of the Board from time to time. Mr. Porter is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The Employment Agreement also provides for Cadence’s indemnification of Mr. Porter pursuant to a previously executed standard executive indemnification agreement.

     Under the Employment Agreement, if Mr. Porter’s employment is terminated other than (i) for “Cause” (as defined in the Employment Agreement), (ii) on account of Mr. Porter’s permanent disability or death, or (iii) voluntarily by Mr. Porter for any reason other than in connection with a “Constructive Termination” (as defined in the Employment Agreement), Mr. Porter is entitled to the benefits provided for in the Executive Transition and Release Agreement attached to the Employment Agreement as Exhibit B (the “Transition Agreement”) in exchange for his execution and delivery of the Transition Agreement. The Transition Agreement provides for the employment of Mr. Porter for up to one year after his termination as a non-executive employee at a monthly salary of $2,000. In addition, the unvested options and outstanding stock awards granted to Mr. Porter prior to his termination will continue to vest until the termination of the Transition Agreement. Mr. Porter will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Chief Financial Officer, and a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Chief Financial Officer. In addition, the Transition Agreement requires Mr. Porter to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.

     If, within ninety (90) days before or thirteen (13) months after a “Change in Control” (as defined in the Employment Agreement), Mr. Porter’s employment is terminated without “Cause” (as defined in the Employment Agreement) or Mr. Porter terminates his employment in connection with a “Constructive Termination” (as defined in the Employment Agreement), then, in exchange for Mr. Porter’s execution and delivery of the Transition Agreement, all of Mr. Porter’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the Transition Agreement as described in the paragraph above remain unchanged.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Employment Agreement between Cadence Design Systems, Inc. and William Porter, entered into on December 30, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2004

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Michael J. Fister

Michael J. Fister
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between Cadence Design Systems, Inc. and William Porter, entered into on December 30, 2004